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                                                                Exhibit 10.1

                         K-V PHARMACEUTICAL COMPANY
                      2001 INCENTIVE STOCK OPTION PLAN

         1.  PURPOSE OF THE PLAN

         The K-V Pharmaceutical Company 2001 Stock Option Plan ("Plan") is intended to provide additional incentive to certain valued and trusted employees of K-V Pharmaceutical Company, a Delaware corporation, and its subsidiaries (the "Company"), by encouraging them to acquire shares of the $.01 par value Class A common stock of the Company and the $.01 par value Class B common stock of the Company (collectively, the "Stock") through options to purchase Stock granted pursuant to the Plan ("Options"), thereby increasing such employees' proprietary interest in the business of the Company and providing them with an increased personal interest in the continued success and progress of the Company, the result of which will promote both the interests of the Company and its shareholders.

         Options may be either options ("Incentive Stock Options") which are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("Nonqualified Options"). Each employee or other person granted an Option shall enter into an agreement with the Company (the "Option Agreement") setting forth the terms and conditions of the Option, as determined in accordance with this Plan.

         2.  ADMINISTRATION OF PLAN

         The Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") consisting of not less than two members of the Board as the Board may appoint (the "Board Committee"); provided that so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("1934 Act"), the members of the Board Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act, as such Rule or its equivalent is then in effect ("Rule 16b-3") and "outside directors" as defined under Section 162(m) of the Code. Board Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Board Committee, however caused, shall be filled by the Board. The Board Committee shall act by a majority of its members in office and the Board Committee may act either by vote at a telephonic or other meeting or by a consent or other written instrument signed by all of the members of the Board Committee.

         The Board Committee shall have the sole power:

         (a) subject to the provisions of the Plan, to grant Options; to determine whether the Option shall be an Incentive Stock Option or a Nonqualified Option; to determine the terms and conditions of all Options; to construe and interpret the Plan and Options granted under it; to determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, and when an Option may terminate; to establish, amend and revoke rules and regulations relating to the Plan and its administration; and to correct any defect, supply any omission, or

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reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Board Committee shall be conclusive and binding on all Optionees and on their legal representatives and beneficiaries; and

         (b) to determine all questions of policy and expediency that may arise in the administration of the Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

         The Board, by resolution duly adopted, may authorize one or more officers or employees of the Company to serve on a committee (the
"Management Option Committee") to do one or both of the following: (1) recommend to the Board Committee recipients of Options and (2) recommend the number, types and terms of Options.

         In the exercise of its powers and responsibilities under paragraphs 7, 8 and 13 hereunder, the Management Option Committee, or any member thereof acting individually, may request that the Board Committee review any action which the Management Option Committee proposes to take under the authority granted to it said paragraphs and assume responsibility with respect to such matter. In addition, at any time, the Board Committee may assume and take over, on a prospective basis, any one or more, or all of the powers and responsibilities granted to the Management Option Committee under paragraphs 7, 8 and 13 hereunder, subject to later relinquishment of such powers and responsibilities to the Management Option Committee at the pleasure of the Board Committee.

         Any action which either the Board Committee or the Management Option Committee is authorized to take under this Plan may be taken by the full Board at any time.

         3.  SHARES SUBJECT TO THE PLAN

         (a) Subject to the provisions of paragraph 13 below, the Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate two million (2,000,000) shares of Class A Common Stock of the Company and one million (1,000,000) shares of Class B Common Stock of the Company; provided, however, in no event may more than three million (3,000,000) shares of the Common Stock of the Company in the aggregate be issued as an original grant hereunder. If any Options granted under the Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of Stock not purchased under such Options shall be available again for the purpose of the Plan.

         (b) At any time that the Board Committee determines that there exists a public market for Class A Common Stock of the Company, it may designate that an Option to purchase shares of Class B Common Stock of the Company shall be exercisable to purchase shares of Class A Common Stock of the Company instead of Class B Common Stock. Such redesignation of an Option shall not affect the purchase price under such Option or the number of shares with respect to which such Option has been granted. Notwithstanding the foregoing, no redesignation of an Option shall be effective if such

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redesignation constitutes a modification of such Option within the meaning of Section 424(h) of the Code.

         4.  PERSONS ELIGIBLE FOR OPTIONS

         All employees of the Company and other persons, including but not limited to, directors, consultants and contractors of the Company shall be eligible to receive the grant of Options under the Plan; provided, however, persons who are members of the Board Committee shall not be eligible to receive a grant of Options hereunder unless granted by the Board as a whole. Only employees shall be eligible to receive a grant of Incentive Stock Options. The Board Committee shall determine the persons to whom Options shall be granted, the time or times such Options shall be granted, the number of shares to be subject to each Option and the times when each Option may be exercised. The Board Committee shall seek information, advice and recommendations from the Management Option Committee to assist the Board Committee in its independent determination as to the employees to whom Options shall be granted. A person who has been granted an Option (an "Optionee"), if he or she is otherwise eligible, may be granted additional Options.

         5.  PURCHASE PRICE AND LIMITATIONS ON GRANTS

         The purchase price of each share of Stock covered by each Option ("Purchase Price") shall not be less than one hundred percent (100%) of the Fair Market Value Per Share (as defined below) of the Stock on the date the Option is granted; provided, however, if when an Incentive Stock Option is granted the Optionee receiving the Incentive Stock Option owns or will be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the Stock covered by such Incentive Stock Option shall not be less than one hundred and ten percent (110%) of the Fair Market Value Per Share of the Stock on the date the Incentive Stock Option is granted.

         "Fair Market Value Per Share" of the Stock shall mean: (i) if the Stock is not publicly traded, the amount determined by the Board Committee on the date of the grant of the Option; (ii) if the Stock is traded only otherwise than on a securities exchange and is not quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing quoted selling price of the Stock on the date of grant of the Option as quoted in "pink sheets" published by the National Daily Quotation Bureau;
(iii) if the Stock is traded only otherwise than on a securities exchange and is quoted on NASDAQ, the closing quoted selling price of the Stock on the date of grant of the Option, as reported by the Wall Street Journal; or
(iv) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal. For purposes of Items (i) through (iv) of this paragraph, if there were no sales on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Board Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

         To the extent that the aggregate fair market value (determined at the Grant Date) of Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the

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Company and its subsidiaries) exceeds One Hundred Thousand Dollars, such
Options shall be treated as Nonqualified Options (this sentence shall be applied by taking Incentive Stock Options into account in the order in which they were granted).

         Notwithstanding the foregoing, the maximum number of shares underlying Options that may be granted to any Optionee during any calendar year shall be 250,000, subject to adjustment as provided in paragraph 13.

         6.  DURATION OF OPTIONS

         Any outstanding Option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the Optionee by the Company for any reason other than retirement (as provided by contract between the Company any such person or otherwise under normal Company policies), death or disability; (ii) the date which is three months following the effective date of the Optionee's retirement from the Company's service; (iii) the date which is one year following the date on which the Optionee's service with the Company ceases due to disability (or due to the death with respect to Options issued prior to the date of this amendment); (iv) the date of expiration of the Option determined by the Board Committee at the time the Option is granted and specified in such Option; and (v) in any event, the tenth annual anniversary date of the granting of the Option, or, if when an Incentive Stock Option is granted the Optionee owns (or would be considered to own by reason of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then on the fifth such anniversary; provided, however, that the Board Committee shall have the right, but not the obligation, to extend the expiry of the Options held by an Optionee whose service with the Company has ceased for any reason to the end of their original terms (either upon issuance of the Option or at such time as the Option would otherwise terminate), notwithstanding that such Options may no longer qualify as an Incentive Stock Option under the Code.

         7.  EXERCISE OF OPTIONS

         (a) An Option may be exercisable in installments or otherwise upon such terms as the Management Option Committee shall determine when the Option is granted. In the event that an Option is exercisable only in installments and the Optionee has been employed by the Company for five or more years as of the date such Option was granted, such Option shall become fully exercisable upon the termination of employment of the Optionee by reason of death or disability (as defined in Section 22(e)(3) of the Code), if and to the extent that such acceleration would not cause a violation of the limitations contained in section 422(b)(7) of the Code. If acceleration by reason of termination because of disability would cause a violation of the limitations contained in section 422(b)(7) of the Code, acceleration shall occur only in an amount such that such acceleration does not cause a violation of section 422(b)(7) of the Code and the acceleration of the exercisability of any portion of the Option which would be in violation of such limitation shall be deferred until January 1 of the year following that in which termination of employment occurs. In the event termination of employment occurs by reason of death, acceleration of the exercisability of any portion of the Option shall occur

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only as and to the extent that such acceleration will not cause a violation of the limitations contained in Section 422(b)(7) of the Code.

         (b) The Management Option Committee at any time: (i) may accelerate the time at which any Option granted hereunder is exercisable or otherwise vary the terms of an Option, notwithstanding the fact that such variance may cause the Option to be treated as a Nonqualified Option; (ii) in the case of a Non-Qualified Stock Option, may permit the transferability of such Option and may remove any restrictions or conditions to which a Non-Qualified Stock Option is subject; and (iii) subject to the consent of the Optionee, may convert an outstanding Incentive Stock Option to a Non-Qualified Stock Option it deems such conversion to be in the best interest of the Optionee.

         (c) No Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for "short-swing profits" under Section 16(b) of the Securities Exchange Act of 1934, unless the Optionee pays the Company the amount of such "short-swing profits" at the time of the exercise of the Option.

         (d) In the event that a portion of an Incentive Stock Option which first becomes exercisable exceeds the limitations contained in Section 422(b)(7) of the Code, the shares purchased pursuant to Options in excess of such limitation shall be deemed to be non-qualified stock options and shall be identified accordingly on the certificates representing such shares and in the stock transfer records of the Company.

         8.  METHOD OF EXERCISE

         (a) When the right to purchase shares accrues, Options may be exercised by giving written notice to the Company stating the number of shares for which the Option is being exercised, accompanied by payment in full by cash, or its equivalent, acceptable to the Company, of the purchase price for the shares being purchased. The Company shall issue a separate certificate or certificates of Stock for each Option exercised by an Optionee.

         (b) The Management Option Committee's shall determined at the time the Option is granted, whether payment of the purchase price for the shares may be made in whole or in part with other shares of Stock of the Company which are free and clear of all liens and encumbrances. The value of the shares of Stock tendered in payment for the shares being purchased shall be the Fair Market Value Per Share on the date of the Optionee's notice of exercise.

         (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or the National Association of Securities Dealers, Inc. or any Federal, state or local law. If the Optionee, or other person entitled to exercise the Option, fails to timely accept delivery of and pay for the shares specified in such notice,

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the Management Option Committee shall have the right to terminate the Option with respect to such shares.

         9.  NONTRANSFERABILITY OF OPTIONS

         No Incentive Stock Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee.

         10.  CONTINUANCE OF EMPLOYMENT

         Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of employment by the Company or interfere in any way with the right of the Company at any time (a) to terminate such employment, (b) to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of any Option, or (c) to alter the title, duties or responsibilities of an Optionee.

         11.  RESTRICTIONS ON SHARES

         If the Company shall be advised by counsel that certain requirements under the Federal or state securities laws must be met before Stock may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Stock under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements.

         12.  PRIVILEGE OF STOCK OWNERSHIP

         No person entitled to exercise any Option granted under the Plan shall have the rights or privileges of a stockholder of the Company for any shares of Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as provided in paragraph 13 below.

         13.  ADJUSTMENT

         (a) If the number of outstanding shares of Stock are increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Stock subject to the Plan as provided in paragraph 3 above, and the shares of Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Management Option Committee. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

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         (b) Notwithstanding paragraph (a), upon: (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, (iii) a sale of substantially all of the assets of the Company or (iv) the transfer of more than 80% of the then outstanding Stock of the Company to another entity or person in a single transaction or series of transactions, the Plan shall terminate, and any outstanding Options granted under the Plan shall terminate on the day before the consummation of the transaction; provided that the Board shall have the right, but shall not be obligated, to accelerate the time in which any Options may be exercised prior to such a termination. However, the termination of such Options shall not occur if provision is made in writing in connection with the transaction, in a manner acceptable to the Board, for: (A) the continuance of the Plan and assumption of outstanding Options, or (B) the substitution for such Options of new options to purchase the stock of a successor corporation (or parent or subsidiary thereof), with appropriate adjustments as to number and kind of shares and option price. The Board shall have the authority to amend this paragraph to provide for a requirement that a successor corporation assume any outstanding Options.

         (c) Adjustments under this paragraph 13 shall be made by the Management Option Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.

         14.  HOLDING PERIOD AND FORFEITURE OF STOCK

         (a) All Stock purchased pursuant to the exercise of an Option shall be held by the Company for a period of two (2) years from the date of exercise (the "Holding Period"). Notwithstanding anything contained herein to the contrary, if an Optionee leaves the employ of the Company during the Holding Period for any reason other than the retirement (under normal Company policies), death or disability of such Optionee, the Optionee's purchase of such Stock shall be voidable by the Board Committee upon the recommendation of the Management Option Committee. If any purchase of Stock is voided by reason of the provisions of this paragraph 14, an amount determined as provided in paragraph 14(d) shall thereupon be returned in full to the Optionee. Notwithstanding the foregoing, upon the recommendation of the Management Option Committee, the Board Committee at any time may modify any requirement set forth herein with respect to any outstanding options or with respect to stock acquired pursuant to any Option.

         (b) At any time within the Holding Period that there exists a public market for Class A Common Stock of the Company, the Optionee and the Management Option Committee may agree to the cancellation of an Optionee's Class B Common Stock of the Company then being held, and the issuance in lieu thereof an equivalent number of Class A Common Stock of the Company.

         (c) In the event that an Optionee incurs a financial hardship within the Holding Period, which is determined by the Management Option Committee in its sole discretion upon written application by the Optionee and after review of the facts and

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circumstances to be of an immediate and heavy nature, the Management Option
Committee may authorize the repurchase of the Optionee's Stock by the Company at a price as determined under paragraph 14(d) and payment of the proceeds of such repurchase to the Optionee.

         (d) In the event that a purchase of Stock is voided by reason of the provisions of this paragraph 14(a) or repurchased by the Company by reason of the financial hardship of an Optionee, the amount paid to such Optionee by reason of the voided transaction or the repurchase of such stock shall be the least of: (i) the funds paid by the Optionee in connection with the voided transaction; (ii) the value in cash of Stock used to purchase such Stock, determined as of the date of such purchase, less any amount which would have been forfeited by reason of this paragraph 14 relative to Stock used to purchase the forfeited stock if such Stock had not been so used and the Holding Period relative to such stock had not expired; or (iii) the Fair Market Value Per Share, as determined in accordance with the provisions of paragraph 5 hereof, on the termination date of the Optionee's employment with the Company or the date of the repurchase made pursuant to paragraph 14(b), as the case may be.

         (e) In order to facilitate the repurchase of Stock by the Company in accordance with the terms of paragraph 14(a) hereof, if an Optionee leaves the employ of the Company during the Holding Period and the Company rescinds the purchase of Stock by such Optionee, each Optionee who exercises any Option or portion thereof shall, at the time of payment thereof, as provided in paragraph 7(a) hereof, deliver to the Company a form of stock power and assignment signed by such Optionee in form and substance satisfactory to the Company, rendering the certificate representing the shares purchased negotiable to the Company.

         15.  OPTIONEE'S RIGHT TO PLEDGE

         (a) Notwithstanding the provisions of Paragraph 14(a) hereof, if any Optionee who exercises an Option demonstrates to the Management Option Committee a need to obtain financing for the purchase of Stock pursuant to such exercise and indicates his good faith intention to remain in the employ of the Company during the Holding Period, the Management Option Committee, in its sole discretion, may permit delivery of any Stock purchased pursuant to the exercise of any Option to a financial institution for use by such Optionee as collateral security for the purchase of the Stock, subject to any necessary or appropriate restrictions with respect thereto as may be required to comply with applicable Federal and state securities laws and/or the listing requirements of any national securities exchange and the terms of any agreement that may be required by the Management Option Committee as a condition of delivery of any Stock.

         (b) If Stock is delivered to an Optionee in order to facilitate a pledge described in paragraph 15(a), the Company shall have the right to cancel said Stock upon the exercise of the Company's election to void the purchase of such Stock pursuant to the provisions of paragraph 14(a). Upon the cancellation of such Stock and application by the holder thereof, the Company shall pay to the holder the amount payable for such Stock as calculated under the provisions of paragraph 14(c) hereof.

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         (c) Any Stock delivered to an Optionee pursuant to the provisions of this paragraph 15 shall contain a legend stating that the Stock is subject to cancellation pursuant to the terms of this Plan and that upon cancellation the amount payable to the holder thereof shall be limited as provided in the Plan.

         16.  DELIVERY OF CERTIFICATES

         If the Optionee remains in the employ of the Company throughout the Holding Period, or leaves the employ of the Company by reason of retirement (under normal Company policies), death or disability, the Company shall deliver to the Optionee or his personal representative (as the case may be), as soon as practicable thereafter, certificates representing the Stock purchased by the Optionee under the Option free and clear of restriction except for the restrictions which are necessary to assure compliance by the Company and the Optionee with applicable Federal and state securities laws and/or the listing requirements of any national securities exchange (the "Certificates"). If the Company fails or declines to exercise its right to void any purchase pursuant to the terms of paragraph 14 hereof, the Company shall deliver the Certificates to those Optionees as soon as practicable after the expiration of two (2) years from the date of exercise of the applicable Option. In the event an Option is exercised using Stock as consideration for the Purchase Price, the Company shall issue separate certificates for each block of shares delivered in payment of the Option Price and for the balance of shares purchased at such exercise.

         17.  INVESTMENT PURPOSE

         Each Option granted hereunder may be issued on the condition that any purchase of Stock pursuant to the exercise of an Option which shall not be the subject of a registration statement permitting the sale or other distribution thereof shall be for investment purposes and not with a view to resale or distribution (the "Restricted Stock"). If requested by the Company, each Optionee must agree, at the time of the purchase of any Restricted Stock, to execute an "investment letter" setting forth such investment intent in the form acceptable to the Company and must consent to any stock certificate issued to him thereunder bearing a restrictive legend setting forth the restrictions applicable to the further resale, transfer or other conveyance thereof without registration under the Securities Act of 1933, as amended, and under the applicable securities or blue sky laws of any other jurisdiction (together, the "Securities Laws"), or the availability of exemptions from registration thereunder and to the placing of transfer restrictions on the records of the transfer agent for such stock. No Restricted Stock may thereafter be resold, transferred or otherwise conveyed unless:

                  (1) an opinion of the Optionee's counsel is received, in form and substance satisfactory to counsel for the Company, that registration under the applicable Securities Laws is not required; or

                  (2) such Stock is registered under the applicable Securities Laws; or

                  (3) "no action" letters are received from the staff of the Securities and Exchange Commission and from the administrative agencies administering all other applicable securities or blue sky laws, based on the option of counsel for Optionee in

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         form and substance reasonably satisfactory to counsel for the Company, advising that registrations under the Securities Laws are not required.

         18.  AMENDMENT AND TERMINATION OF PLAN

         (a) The Board may, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase or decrease the benefits accruing to participants under the Plan; (ii) increase or decrease the number of shares of Stock which may be issued under the Plan, except as permitted under the provisions of paragraph 13 above; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

         (b) Subject to the provisions in paragraph 13 above, the Plan shall terminate ten (10) years from the earlier of the adoption of the Plan by the Board or its approval by the shareholders. Notwithstanding the foregoing, if a longer term is permitted with respect to the duration of an incentive stock option plan under law, the Board may extend the term of this Plan to a term not to exceed the longest term permitted with respect to an incentive stock option plan.

         (c) Subject to the provisions in paragraph 13 above, no amendment, suspension or termination of this Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option granted to such Optionee under the Plan.

         19.  EFFECTIVE DATE OF PLAN

         The Plan shall become effective upon adoption by the Board and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders but after adoption by the Board, Options may be granted under the Plan subject to obtaining such approval.

         20.  TERM OF PLAN

         No Option shall be granted pursuant to the Plan after ten (10) years from the earlier of the date of adoption of the Plan by the Board of the Company or the date of approval by the Company's shareholders. Notwithstanding the foregoing, if a longer term is permitted with respect to the duration of an incentive stock option plan under law, the Board may extend the term of this Plan to a term not to exceed the longest term permitted with respect to an incentive stock option plan.

         21.  MISCELLANEOUS

         (a) All distributions under the Plan are subject to withholding of all applicable taxes, and the Management Option Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Management Option Committee, in its discretion, and subject to such requirements

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as the Management Option Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Optionee, through the surrender of shares of Stock that the Optionee already owns, or through the surrender of shares of Stock to which the Optionee is otherwise entitled under the Plan.

         (b) Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company or any of its subsidiaries.

         (c) Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any subsidiary.

         (d) An employee shall have no rights as a shareholder with respect to shares covered by such employee's Option until the date of the issuance of shares to the employee pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

         (e) Nothing contained in the Plan shall be construed as giving any employee, such employee's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or any subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any subsidiary and any such person. Any Optionee shall have only a contractual right to shares of Stock as set forth in the Agreement, unsecured by any assets of the Company or any subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any subsidiary shall be sufficient to pay any benefits to any person.

         (f) Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Option made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

         (g) Neither an employee nor an employee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such employee's or beneficiary's interest arising under the Plan or any Option received under the Plan; nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an employee's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or an Option received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such option.

         (h) The proceeds received by the Company from the sale of shares of Stock pursuant to the Plan shall be used for general corporate purposes.

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         (i) Unless otherwise specified herein, each election required or permitted to be made by any Optionee or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Board Committee shall require.

         (j) All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Missouri without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

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